Exhibit 31.07
CERTIFICATION

I, William B. Timmerman, certify that:

1.       I have reviewed this quarterly report on Form 10-Q of South Carolina Electric & Gas Company;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: October 9, 2009
/s/William B. Timmerman
William B. Timmerman
Chairman of the Board and
Chief Executive Officer

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